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                                       BY-LAWS
                                          OF
                              SWEET FACTORY GROUP, INC.

                                A DELAWARE CORPORATION

                                      ARTICLE I

                                     SHAREHOLDERS

          Section 1.1 ANNUAL MEETINGS. An annual meeting of shareholders to elect directors and transact such other business as may properly be presented to the meeting shall be held at such place as the Board of Directors may from time to time fix on the first day of _________ of each year, or if that day shall be a legal holiday in the jurisdiction in which the meeting is to be held, then on the next day not a legal holiday, at 9:00 a.m.

          Section 1.2 SPECIAL MEETINGS. A special meeting of shareholders may be called at any time by the President, any two directors or the holders of not less than 25% of all the shares entitled to vote at the meeting by either giving appropriate notice to the shareholders or notifying the Secretary in writing specifying the matter or matters appropriate for action at such a meeting, proposed to be presented at the meeting. Upon receipt of such notice, the Secretary shall cause appropriate notice of a shareholders meeting to be given. Any such meeting shall be held at such time as shall be determined by the body or person calling such meeting at the place where the last annual meeting was held, unless another place (within or without the State of Delaware) is designated by the President or the Board of Directors.

          Section 1.3 NOTICE OF MEETING. For each meeting of shareholders, written notice shall be given stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called and, if the list of shareholders required by Section 1.9 is not to be at such place at least 10 days prior to the meeting, the place where such list will be. Except as otherwise provided by Delaware law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States Mail postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation.

          Section 1.4 QUORUM. Except as otherwise required by Delaware law or the Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted, present in person or represented by proxy, at a meeting shall constitute a quorum for the transaction of business at the meeting; but in the absence of a quorum, the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained. At any such adjourned session of the meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.


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          Section 1.5    CHAIRMAN AND SECRETARY AT A MEETING.  At each
meeting of shareholders, the President or, in his absence, the person designated in writing by the President, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by plurality vote. The Secretary or, in his absence, a person designated by the chairman of the meeting shall act as secretary of the meeting.

          Section 1.6 VOTING; PROXIES. Except as otherwise provided by Delaware law or the Certificate of Incorporation, and subject to any Certificate of Designation made by the Board of Directors with respect to the voting rights of any preferred stock of the Corporation, and further subject to the provisions of Section 1.10:

          (a) Each shareholder shall, at every meeting of the shareholders, be entitled to one vote for each share of capital stock held by him.

          (b) Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          (c)  Directors shall be elected by a plurality vote.

          (d) Each matter, other than election of directors, presented to any meeting, shall be decided by majority of the votes cast on the matter.

          (e) Election of directors and the vote on any other matter presented to a meeting shall be by written ballot only if so ordered by the chairman of the meeting or if so requested by any shareholder present or represented by proxy at the meeting entitled to vote in such election or on such matter, as the case may be.

          Section 1.7 ADJOURNED MEETINGS. A meeting of shareholders may be adjourned to another time or place as provided in Section 1.4. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Unless the Board of Directors fixes a new record date, shareholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote. At the adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

          Section 1.8 CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is

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signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of the taking of such action shall be given promptly to each shareholder that would have been entitled to vote thereon at a meeting of shareholders and that did not consent thereto in writing.

          Section 1.9 LIST OF SHAREHOLDERS ENTITLED TO VOTE. At least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder, shall be prepared and shall be open to the examination of any shareholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

          Section 1.10 FIXING OF RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, no more than sixty days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of the business on the day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purpose shall be at the close of the business on the day on which the Board of Directors adopts the resolution relating thereto.

                                    ARTICLE II

                                    DIRECTORS

          Section 2.1 NUMBER; TERM OF OFFICE; QUALIFICATIONS; VACANCIES. The Board of Directors shall consist of nine (9) members, who need not be shareholders nor residents of the State of Delaware. The number of directors that shall constitute the whole Board of Directors may be increased or decreased from time to time by amendment of this By-Law, but no decrease shall have the effect of shortening the term of any incumbent director. Directors shall be elected at the annual meeting of shareholders to hold office, subject to Section 2.2 and 2.3, until the next

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annual meeting of shareholders and until their respective successors are elected and qualified. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director; and the directors so chosen shall hold office, subject to Section 2.2 and 2.3, until the next annual meeting of shareholders and until their respective successors are elected and qualified.

          Section 2.2 RESIGNATION. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

          Section 2.3 REMOVAL. Any one or more directors may be removed, with or without cause, by the vote to written consent of the holders of a majority of the shares entitled to vote at an election of directors, provided, however, no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal would be sufficient to elect the director if voted cumulatively at election at which the same total number of votes are cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

          Section 2.4 REGULAR AND ANNUAL MEETINGS; NOTICE. Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of shareholders at the same place as that at which such meeting was held.

          Section 2.5 SPECIAL MEETINGS; NOTICE. A special meeting of the Board of Directors may be called at any time by the Board of Directors, its Chairman, any two directors, the President or any person acting in the place of the President by either giving appropriate notice to the directors or by notifying the Secretary in writing, specifying the matter or matters appropriate for action at such a meeting, proposed to be presented at the meeting. Upon receipt of such notice, the Secretary shall cause appropriate notice to be given. Any such meeting shall be held at such time as shall be determined by the body or person calling such meeting and at the place where the last annual meeting was held, unless another place (within or without the State of Delaware) is designated by the President or the Board of Directors. Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States Mail, first class, postage prepaid, at least seven days before the day fixed for the meeting,

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addressed to each director at his address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, (b) by delivery of the notice by cable, radio, fax, telecopy, telex, overnight or other express delivery service, in each case at least four (4) days before the time fixed for the meeting, or (c) by personal delivery, telephone or telegraph, in each case at least forty-eight
(48) hours before the time fixed for the meeting.

          Section 2.6 CHAIRMAN OF THE BOARD; PRESIDING OFFICER AND SECRETARY AT MEETINGS. The Board of Directors may elect one of its members to serve at its pleasure as Chairman of the Board. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board or in his absence by the President, if a director, or if neither is present, by such member of the Board of Directors as shall be chosen by the meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

          Section 2.7 QUORUM. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but in the absence of a quorum, a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as otherwise required by the Certificate of Incorporation or the By-Laws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 2.8 MEETING BY TELEPHONE. Members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

          Section 2.9 ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

          Section 2.10 EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may, by resolution approved by a majority of the whole Board of Directors, designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors as the Board of Directors may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation,

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recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws; and unless the resolution shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee, other than the Executive Committee, shall have such name as may be determined from time to time by the Board of Directors.

          Section 2.11 COMPENSATION. A director shall receive such compensation, if any, for his service as a director as may from time to time be fixed by the Board of Directors, which compensation may be based, in whole or in part, upon his attendance at meetings of the Board of Directors or of its committees. The Board of Directors may also authorize the reimbursement of its members for expenses incurred in attending any meeting.

          Section 2.12 POWERS. Subject to limitations of the Certificate of Incorporation, these By-Laws, and the laws of the State of Delaware as to action which shall be authorized or approved by the shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitation, it is hereby expressly declared that the Board of Directors shall have the following powers, to-wit:

          (a) To select and remove (with or without cause) all the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation, or the By-Laws, and fix their compensation.

          (b) To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Certificate of Incorporation, or the By-Laws, as it may deem best.

          (c) To change the principal office for the transaction of the business of the Corporation and to fix and locate, from time to time, one or more subsidiary offices of the Corporation within or without the State of Delaware.

          (d) To adopt, make and use a corporate seal, and to prescribe the form of certificates of shares, and to alter the form of such seal and of such certificates, from time to time, provided such seal and such certificate shall at all times comply with the provisions of the law.

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          (e)  To authorize the issuance of shares of stock of the Corporation, from time to time, upon such terms and for such lawful consideration as it may determine.

          (f) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

          (g) To declare dividends pursuant to the provisions of the laws of the State of Delaware.

                                     ARTICLE III

                                       OFFICERS

          Section 3.1 ELECTION; QUALIFICATION. The officers of the Corporation shall be a Chairman of the Board, President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect one or more Vice-Presidents, a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers, and such other officers as it may from time to time determine. Two or more offices may be held by the same person.

          Section 3.2 TERM OF OFFICE. Each officer shall hold office from the time of his election and qualification to the time at which his successor is elected and qualified, unless sooner he shall die or resign or shall be removed pursuant to Section 3.4.

          Section 3.3 RESIGNATION. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. Nothing contained herein shall prejudice or affect the Corporation's rights under any contract with such officer that may be breached by his resignation.

          Section 3.4 REMOVAL. Any officer may be removed at any time, with or without cause, by the vote of a majority of the whole Board of Directors.

          Section 3.5 VACANCIES. Any vacancy, however caused, in any office of the Corporation may be filled by vote of a majority of the whole Board of Directors.

          Section 3.6 COMPENSATION. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

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          Section 3.7    CHAIRMAN OF THE BOARD.  The Chairman of the Board
shall, if present, preside at all meetings of the Board of Directors and shall be the Chief Executive Officer of the Corporation and shall have general supervision and control over the business affairs of the Corporation, subject to the control of the Board of Directors. The Chairman of the Board may sign and execute, in the name of the Corporation, any instrument authorized by the Board of Directors, except when the signing and execution thereof shall have been expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation. The Chairman of the Board shall have all of the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or these By-Laws. The Chairman of the Board shall have discretion to prescribe the duties of the other officers and employees of the Corporation in a manner not inconsistent with the provisions of these By-Laws and the directions of the Board of Directors.

          Section 3.8 PRESIDENT. Subject to the supervisory powers of the Chairman of the Board, the President shall have all of the general powers and duties of management usually vested in the chief operating officer of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board or these By-Laws. In the absence or disability of the Chairman of the Board, in the event of a vacancy in the office of Chairman of the Board, or in the event such officer refuses to act, the President shall perform all of the duties of the Chairman of the Board and, when so acting, shall have all the powers of, and be subject to all the restrictions on, a chief executive officer.

          Section 3.9 VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors (or if not ranked, the Vice President designated by the Board of Directors), shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as, from time to time, may be prescribed for them respectively by the Board of Directors or these By-Laws.

          Section 3.10 SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall keep, or cause to be kept, a stock register showing the names of the shareholders, number and date of certificates issued, and the number and date of cancellation of every certificate surrendered for cancellation. He shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors as required. He shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, shall affix the same to any instrument requiring it; and when so affixed the seal shall be attested by his signature or by the signature of the Assistant Secretary, the Treasurer or a Vice President.

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          Section 3.11   TREASURER.  The Treasurer shall keep and maintain,
or cause to be kept and maintained, adequate and correct accounting records affecting the Corporation. The books of account shall at all reasonable times be open to inspection by any director.

          The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. He shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws.

          If required by the Board of Directors, the Treasurer shall obtain a bond at the Corporation's expense in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatsoever kind in his possession or under his control belonging to the Corporation.

          Section 3.12 ASSISTANTS. The assistant officers shall, in the order of their seniority (unless otherwise designated by the Board of Directors), and in the absence or disability of the officer to whom they are an assistant, perform the duties of such officer; and when so acting they shall have all the powers of, and be subject to all the restrictions upon, such officer. They shall have such other powers and perform such other duties as, from time to time, may be prescribed for them respectively by the Board of Directors, the officers of the Corporation, or these By-Laws.

                                      ARTICLE IV

                                    CAPITAL STOCK

          Section 4.1 STOCK CERTIFICATES. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe. Each certificate shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any of or all the signatures appearing on such certificate or certificates may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 4.2 TRANSFER OF STOCK. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe, subject to any restrictions on transfer that may be noted on the stock certificates or of which the Corporation has received written notice.

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          Section 4.3    HOLDERS OF RECORD.  Prior to due presentment for
registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively, entitled to vote, to receive notifications, and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

          Section 4.4 LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The Corporation shall issue a new certificate of stock to replace a certificate theretofore issued by it which is alleged to have been lost, destroyed or wrongfully taken, if the owner or his legal representative (i) requests replacement before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser; (ii) agrees to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such stock certificate or the issuance of any such new stock certificate, and provides such security for such indemnity as the Corporation deems necessary or desirable; and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

                                      ARTICLE V

                                    MISCELLANEOUS

          Section 5.1 WAIVER OF NOTICE. Whenever notice is required by the Certificate of Incorporation, the By-Laws, or any provision of the General Corporation Law of the State of Delaware, a written waiver thereof, signed by the person entitled to notice, whether before, or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice.

          Section 5.2 FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year unless another fiscal year is selected by the Board of Directors.

          Section 5.3 CORPORATE SEAL. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                      ARTICLE VI

                                 AMENDMENT OF BY-LAWS

          Section 6.1 AMENDMENT. The By-Laws may be adopted, amended or repealed by the Board of Directors or by the shareholders, except that any By-Law adopted by the shareholders may be amended or repealed only by the shareholders if such By-Law specifically so provides.

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                        SECRETARY'S CERTIFICATE OF ADOPTION OF

                                      BY-LAWS OF

                             OF SWEET FACTORY GROUP, INC.


          I hereby certify:

          That I am the duly elected Secretary of Sweet Factory Group, Inc., a Delaware corporation;

          That the foregoing By-Laws comprising eleven (11) pages, constitute the By-Laws of said corporation as duly adopted by the Board of Directors of the Corporation on September 10, 1997.

          IN WITNESS WHEREOF, I have hereunder subscribed my name this 10th day of September, 1997.

                                   /s/ John F. Hoffner
                                   -----------------------------------------
                                   John F. Hoffner, Secretary